UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 30, 2016

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On December 30, 2016 (the “Closing Date”), Celadon Group, Inc. (the “Company”), Quality Companies LLC, a wholly-owned subsidiary of the Company (“Quality”), Quality Equipment Leasing, LLC, a wholly-owned subsidiary of the Company (“Leasing”), 19th Capital Group, LLC, a non-controlling investment of the Company before and after the agreements (“19th Capital”), Element Transportation LLC (“Element”), and certain other parties entered into a series of simultaneous agreements and related transactions (collectively, the “Transactions”), pursuant to which substantially all tractors under management by Quality and owned by Element, 19th Capital, Quality, and Leasing have been combined into 19th Capital as a joint venture primarily between the Company and Element.  In connection with the Transactions, all previously outstanding membership interests of 19th Capital were redeemed, and all previously existing agreements among the Company, Quality, Element, and 19th Capital were terminated or assumed by 19th Capital. After the Transactions, the Company and Element each own a non-controlling 49.999975% interest in 19th Capital, which holds the rights to over 10,000 tractors for use in leasing operations.

The material definitive agreements entered into by the Company and its subsidiaries with respect to the Transactions were as follows:  (i) the Membership Interest Redemption Agreement by and between the Company, as seller, and 19th Capital (the “Redemption Agreement”), (ii) the Subscription Agreement by and among the Company, 19th Capital, and Element, (iii) the Amended and Restated Limited Liability Company Agreement of 19th Capital by and among the Company, Element, and the Management Members (as defined below) (the “LLC Agreement”), (iv) the Service Agreement by and between 19th Capital and Quality, and (v) the Third Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer (the “Agent”), Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders.  In addition, the Company terminated previously existing agreements that were material pursuant to the Termination Agreement and Mutual Waiver and Release by and among the Company, Leasing, 19th Capital, and Element (the “Termination Agreement”).

Redemption Agreement

On the Closing Date, 19th Capital redeemed all of its issued and outstanding membership interests owned by the Company pursuant to the Redemption Agreement.  Under the Redemption Agreement, the Company received the following consideration:  (i) approximately $4.6 million in cash, and (ii) the right to receive approximately an additional $2.5 million in restricted cash when the restrictions lapse.   The redemption receipts relate to the original $2.0 million that had been invested by the Company in 2015 and has been since been booked using the equity method of accounting.

Subscription Agreement
Simultaneously with the redemption of 19th Capital’s issued and outstanding membership interests, the Company, 19th Capital, and Element entered into the Subscription Agreement pursuant to which:

•
Element (i) transferred, conveyed, and assigned to 19th Capital certain of Element’s beneficial interests in certain fleet assets described in the Subscription Agreement, together with the associated lease agreements (the “JV SUBI Interests”), held in the Element Transportation Asset Trust, a Delaware statutory trust (the “ETAT”), (ii) contributed an amount equivalent to $100.0 million in cash of equity to 19th Capital, which was applied against the outstanding principal balance of the Term Loans (as defined below) as part of a prepayment made on the Closing Date and settled on a net basis, and (iii) transferred, conveyed, and assigned to 19th Capital certain of Element’s beneficial interests in the certain other fleet assets described in the Subscription Agreement, together with the associated lease agreements (the “Equipment SUBI Interests”), held in the ETAT.  In consideration of the foregoing, 19th Capital (i) issued to Element membership units of 19th Capital, which, after the consummation of the Transactions, constituted approximately 49.99% of the issued and outstanding units of 19th Capital, and (ii) received certain term loan financing from Element.

•
The Company (i) contributed $35.3 million in cash to 19th Capital, (ii) conveyed to 19th Capital equipment (primarily tractors) categorized as equipment held for sale, leasing assets held for sale, or leasing assets used with a net book value of $63.6 million, and (iii) received credit for $1.1 million of unencumbered cash in the bank accounts of 19th Capital immediately at the consummation of the Transaction.  In consideration of the foregoing, 19th Capital (i) issued to the Company membership units of 19th Capital, which, after the consummation of the Transactions, constituted approximately 49.99% of the issued and outstanding units of 19th Capital, (ii) paid to the Company $31.8 million in cash for reimbursement of previous payments made by the Company related to the Element assets, and (iii) issued the Company an obligation to distribute restricted cash of 19th Capital and its subsidiaries at the closing of the Transactions of approximately $2.5 million at such time as such cash becomes unrestricted. Going forward, the Company has agreed not to enter into additional leases as lessor in the equipment leasing business, subject to a modest exception for short-term leasing pending ordinary course dispositions from the Company’s trucking fleet.

The remaining membership units of 19th Capital, which are non-voting, were purchased by certain members of 19th Capital’s management (the “Management Members”).  The Management Members are not employees of the Company or its subsidiaries.

Limited Liability Company Agreement

On the Closing Date, the Company, Element, and the Management Members entered into the LLC Agreement.  The LLC Agreement provides, among other things:

•
Board. 19th Capital will be governed by a board of managers (the “Board”). The Board will initially consist of four managers, of which two managers will be nominated by the Company and two managers will be nominated by Element.

•
Significant Actions.  Certain Board actions, including, among other things, matters relating to 19th Capital’s capital structure and governance, distributions, budget and business plan, and borrowing requires the unanimous approval of the Board.

•	Transfer Restrictions. Until 18 months from the Closing Date, no member of 19th Capital may transfer any membership interest in 19th Capital other than certain permitted transfers.

•	Tag-Along; Right of First Offer. Customary tag-along and right of first offer provisions.

Service Agreement

On the Closing Date, 19th Capital and Quality entered into a Service Agreement under which Quality will provide administrative and servicing support for all assets owned by 19th Capital and will receive monthly servicing revenue.  The new Service Agreement does not contain any payment remitting, “Perfect Pay” or similar obligation on the part of the Company or its subsidiaries.

Credit Agreement Amendment

On December 30, 2016, the Company entered into the Amendment with the Agent, Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends that certain Amended and Restated Credit Agreement, dated December 12, 2014, by and among the Company, the Agent, and the other lenders party thereto (the “Credit Agreement”).  The Amendment consented to the Transactions and reduced the Aggregate Commitments under the Credit Agreement by $50.0 million on a pro rata basis among the lenders from $300.0 million to $250.0 million.

Filing of Agreements

The above description of the Transactions and related agreements discussed herein and the Amendment does not purport to be complete and is qualified in its entirety by the Redemption Agreement, the Subscription Agreement, the LLC Agreement, the Service Agreement, and the Amendment, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, to the extent required by the rules and regulations promulgated by the Securities and Exchange Commission.

Item 1.02          Termination of a Material Definitive Agreement.

On the Closing Date, the Company’s and Leasing’s obligations under all existing agreements with Element and its affiliates were terminated pursuant to the Termination Agreement, subject to the exception described below.  Prior to the termination, these agreements provided for the Company and Leasing to service leased equipment, and the related leases, financed and owned by an affiliate of Element.  The terminated agreements included the following contract previously filed by the Company as material contracts:

•	Amended and Restated Program Agreement, dated November 14, 2014, by and among the Company, Leasing, and Element.

•	Third Amended and Restated Reserve Account Agreement dated March 23, 2016, by and among the Company, Leasing, and Element.

•
Third Amended and Restated Service Agreement dated March 23, 2016, by and among the Company, Leasing, and Element, including obligations thereunder to make advances to Element in respect of any lease payment shortfalls, or “Perfect Pay.”

The Company’s and its affiliates obligations under the foregoing agreements were not terminated to the extent they had been assigned by Element to one particular third party, which held rights to approximately 2.9% of the equipment under the prior Element portfolio.  Rather than being terminated, the obligations under such agreements were assigned to, and assumed by, 19th Capital under the Termination Agreement.

Item 7.01          Regulation FD Disclosure.

On December 30, 2016, the Company issued a press release announcing the closing of the joint venture.  A copy of the press release is attached to this report as Exhibit 99.1.

In addition, the Company hereby furnishes the following information, all of which is based on preliminary expectations prior to any quarterly closing procedures, and is subject to normal financial closing procedures and other significant risks, uncertainties, and other factors:

The Company believes the Transactions furthered its goals of exiting the leasing business, reducing total fixed assets and balance sheet debt, and converting Quality primarily to an asset light business.

Summary of Cash Sources and Uses

The following table summarizes the Company’s primary sources and uses of cash associated with the Transactions (excluding taxes, fees, and expenses):

Source / (Use) (in millions)	Description
$4,600	Cash received – redemption
6,700	Cash received – receipt of deferred purchase price cash
50,000	Cash received – sale of Quality equipment
31,800	Cash received – reimbursement of Other Assets
(35,300)	Cash invested in 19th Capital at closing
$57,800	Net cash received at closing

The foregoing excludes other sources and uses of cash during the quarter and should not be considered a substitute for the Company’s net changes in cash during the quarter.

Summary of Equipment Transactions

The following table summarizes the Company’s total contribution to 19th Capital at closing, including equipment dispositions associated with the Transactions:

Source / (Use) (in millions)	Description
$56,000	Equipment contributed to 19th Capital at closing
21,900	Contribution of deferred sale assets from 9/30/2016
50,000	Equipment sold to Element at closing
34,600	Settlement of deferred sale assets from 6/30/2016
$162,500	Total equipment reduction at closing

$14,300	Contribution of deferred sale liability from 9/30/2016
26,000	Settlement of deferred sale liability from 6/30/2016
$40,300	Total reduction in liabilities at closing

$77,900	Equipment contributed to 19th Capital at closing
(14,300)	Other liabilities related to contributed deferred sales assets
35,300	Cash contributed to 19th Capital
1,100	Undistributed cash remaining with 19th Capital
$100,000	Total contribution to 19th Capital at closing

The deferred sale assets and deferred sale liabilities referred to above relate to sales of equipment to 19th Capital prior to the closing of the Transactions.  These prior sales involved $60.5 million in net book value of assets sold for recorded value.  As previously disclosed, these sales were recorded as financing transactions under GAAP, subject to treatment as a sale upon the occurrence of certain events.  With the closing of the Transactions, $6.7 million of the remaining consideration was received relating to the 6/30/2016 transaction and $7.6 million of the remaining consideration from the 9/30/2016 transaction was contributed to 19th Capital.  The entries included receipt of $6.7 million in deferred purchase price cash (mentioned in the sources and uses table above), elimination of $40.3 million in deferred sale liabilities, and elimination of $56.5 million in assets.

Certain Effects on the Company’s Consolidated Financial Statements

The Transactions are expected to result in significant changes to several line items in the Company’s consolidated balance sheet, as compared with balances at September 30, 2016. Such changes are summarized below. The following summary is not a complete listing of all expected entries.

•
Long term assets.  The collection of an amount previously recorded under “Other assets” will reduce this balance by approximately $31.8 million.  Also, as part of the transaction the Company received proceeds of $6.7 million in payment of deferred purchase price from a sale to 19th Capital in the June 30, 2016 quarter.  The remaining $1.9 deferred purchase price will be classified as a long term asset that will be collected at a later date.

•
Current liabilities.  The receipt of proceeds from 19th Capital for the current portion of the deferred purchase price, as well as the contributed interest in the deferred purchase price related to two transactions in which tractors were sold to a 19th Capital SPE in the fourth quarter of FY 2016 and the first quarter of FY 2017, will reduce “deferred leasing revenue" liability by approximately $11.9 million.

•
Equipment held for sale, leased assets held for sale, and leased assets. Equipment with net book value of approximately $162.5 million was disposed of in connection with the Transactions.  These assets were primarily recorded under equipment held for sale, leased assets held for sale, and leased assets. The Company does not expect to record a significant gain or loss on disposition of this equipment.

•
Long term liabilities.  The receipt of proceeds from 19th Capital for the current portion of the deferred purchase price, as well as the contributed interest in the deferred purchase price related to tractors sold to a 19th Capital SPE in in the fourth quarter of FY 2016 and the first quarter of FY 2017, will reduce “other long term liability” by approximately $30.7 million.

•
Minority investment.  Celadon expects to record approximately $100.0 million as a minority investment and record results of the joint venture using the equity method of accounting. The prior equity investment of $2.0 million in 19th Capital was redeemed and will not be outstanding.

Capitalization and Liquidity

At December 31, 2016 the Company estimates its available borrowing under the newly amended Credit Agreement was approximately $130.0 million.  The Company expects to be in compliance with its leverage ratio and other covenants under its Credit Agreement as of December 31, 2016.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Celadon Group, Inc. press release announcing the closing of the joint venture

The information contained in Items 7.01 and 9.01 of this report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 7.01 and 9.01 of this report and Exhibit 99.1 hereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including the fact that the expectations concerning impacts on the Company's consolidated financial statements are preliminary, have not been subjected to all of the procedures associated with the closing of financial statements, and are subject to change. Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: January 6, 2017	By:	/s/ Bobby Peavler
Bobby Peavler
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Celadon Group, Inc. press release announcing the closing of the joint venture